UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT130

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2008

ARIEL WAY, INC.
(Exact Name of Registrant as Specified in its Charter)

Florida	0-50051	65-0983277
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8000 Towers Crescent Drive, Suite 1220, Vienna, Virginia 22182
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (703) 918-2420

___________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 – Registrant’s Business and Operations

Item 1.01

Entry into a Material Definitive Agreement.

On April 21, 2008, under threat of legal action against the Company, its directors and Chief Executive Officer personally, the Company entered into a Forbearance Agreement (the “Agreement”) by and among the Company, YA Global Investments, L.P. (formerly Cornell Capital Partners, LP, a Delaware limited partnership (“YA Global”)) and Montgomery Equity Partners, Ltd., a Cayman Islands exempted company and wholly owned subsidiary of YA Global (“Montgomery,” and, together with YA Global, the “Investor”).

Under the terms of the Agreement, the Investor provided the Company with formal notice of the actions and inactions set forth below, each of which may trigger an event of default (each an “Existing Default”) under the terms and conditions of the Series A Convertible Preferred Stock (the “Preferred Stock”) issued by the Company to the Investor pursuant to the terms of an Investment Agreement, dated February 28, 2006, and the related transaction documents (the “Transaction Documents”): “The Company has failed to reserve and keep available out of its authorized but unissued shares of Common Stock, a number of shares sufficient to effect conversion of the Preferred Stock. Furthermore, the Company has failed to call and hold a special meeting of its stockholders within thirty (30) days of the time that it no longer had a number of shares sufficient to effect conversion of the Preferred Stock, for the purpose of increasing the number of authorized shares of Common Stock.”

Separately, on April 21, 2008, the Company was notified by the Investor that the Company is in breach of the terms and conditions of the Preferred Stock and related transaction documents by not obtaining consent from the Investor related to its acquisition of Syrei Holdings UK Limited.

Under the Agreement, the Company has agreed to:

(a)

issue to YA Global a common stock purchase warrant (the “Warrant”) to purchase an aggregate of 500,000,000 shares of common stock, $.001 par value per share (the “Common Stock”), of the Company at an exercise price of $0.001 per share and exercisable for a period of five years from the issuance date. The Warrant may not be exercised for shares of Common Stock if, upon giving effect to the exercise, such exercise would cause the holder and its affiliates to own beneficially in excess of 4.99% of the outstanding shares of the Company’s Common Stock, except that such restriction may be waived upon 65 days prior notice to the Company. The Warrant contains a cashless exercise provision, certain anti-dilution provisions, including a price anti-dilution provision, a piggy back registration right, and other customary provisions;

(b)

amend the Company’s Articles of Incorporation (the “Amendment”) related to its Preferred Stock so that: (i) the holders of the Preferred Stock will be entitled to receive, when as and if declared by the board of directors of the Company, dividends at the rate of eighteen percent (18%) of the liquidation amount of the Preferred Stock which shall be paid quarterly on the first day of March, June, September and December of each year, shall begin to accrue and shall be cumulative as of the date of the Agreement, and, at the option of the holder of the Preferred Stock, accrued and unpaid dividends may be paid in shares of Common Stock at the conversion price of the Preferred Stock; and (ii) the conversion price as set forth in the Preferred Stock shall be equal to the lesser of (A) Ten Cents ($0.10) or (B) a twenty-five percent (25%) discount to the lowest volume weighted average price of the Common Stock as quoted by Bloomberg, LP during the twenty (20) trading days immediately preceding the date of conversion; and

(c)

amend the terms of an outstanding common stock purchase warrant to purchase 1,000,000 shares of Common Stock held by the Investor to reduce the exercise price of such warrant from $0.01 to $.001 per share of Common Stock.

Also under the Agreement, within thirty (30) days of the execution of the Agreement, the Company is required to receive the approval of a majority of its stockholders by written consent in lieu of a special meeting of stockholders to the Amendment and either (i) file an Information Statement pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other documents required to be filed pursuant to the Exchange Act or the Securities Act of 1933 or (ii) file a Preliminary Proxy Statement pursuant to the Exchange Act indicating its intention to hold a special meeting of stockholders to vote on the Amendment and, within 30 days thereof, hold a special meeting of stockholders to vote on the Amendment. As soon as practicable after filing the Information Statement or holding the Special Meeting (if the Amendment is approved at the Special Meeting) the Company is required to file the Amendment with the Secretary of State of the State of Florida.

Pursuant to the Agreement, the Investor has agreed to forbear, from the date of the Agreement until September 6, 2008 (the “Forbearance Period”), from exercising its rights and remedies under the Transaction Documents or applicable law arising out of the Existing Defaults subject to the following conditions: (i) the Company strictly complies with the terms of the Agreement, and (ii) there is no occurrence or existence of any event of default under the Transaction Documents other than the Existing Defaults.

Upon the termination or expiration of the Forbearance Period, the agreement of the Investor to forbear shall terminate and be of no force and effect and the Investor may exercise all of its rights and remedies under the Transaction Documents immediately, including, but not limited to, the acceleration of all of the Company’s obligations under the Transaction Documents without any further notice, passage of time or forbearance of any kind. The Agreement is deemed to satisfy any and all requirements by the Investor to notify the Company of the occurrence of the Existing Defaults and satisfies any obligation by the Investor to give the Company an opportunity to cure the Existing Defaults.

Under the Agreement, the Company has and agreed that: (a) the Company will not acquire or dispose of any businesses or assets without the prior written consent of the Investor except that the Company does not have to obtain the Investor’s consent to the previously announced acquisitions or proposed acquisitions of Syrei Holding UK Limited, Syrei Acquisition Ltd., Lime Truck, Inc., Mason Media Networks LLC and CCE, Inc.; (b) the Company shall execute and deliver to the Investor whatever additional documents, instruments, and agreements that the Investor may require in order to correct any document deficiencies, or to vest or perfect the Transaction Documents and the collateral granted therein more securely in the Investor and/or to otherwise give effect to the terms and conditions of the Agreement, and authorizes the Investor to file any financing statements (including financing statements with a generic description of the collateral such as “all assets”), and take any other normal and customary steps the Investor deems necessary to perfect or evidence the Investor’s security interests and liens in any such collateral; (c) from and after the termination of the Forbearance Period, the Company will not interfere with the exercise by the Investor of any of its rights and remedies and that the Company shall not seek to restrain or otherwise hinder, delay, or impair the Investor’s efforts to realize upon any collateral granted to the Investor, or otherwise to enforce its rights and remedies pursuant to the Transaction Documents; and (d) any default or Event of Default under the Agreement or under any Transaction Document shall constitute an Event of Default under each other transaction document among the parties.

The Agreement also contains certain releases of the Investor by the Company and other customary provisions.

The Company has filed the Agreement and the Warrant entered into with, or issued to, the Investor as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and the foregoing disclosure is qualified in its entirety by reference thereto.

Section 3 – Securities and Trading Markets

Item 3.02

Unregistered Sales of Equity Securities.

On April 21, 2008, pursuant to the terms of the Agreement, the Company issued to the Investor, an accredited investor, a common stock purchase warrant (the “Warrant”) to purchase an aggregate of 500,000,000 shares of Common Stock of the Company at an exercise price of $0.001 per share and exercisable for a period of five years from the issuance date. The Warrant may not be exercised for shares of Common Stock if, upon giving effect to the exercise, such exercise would cause the holder and its affiliates to own beneficially in excess of 4.99% of the outstanding shares of the Company’s Common Stock, except that such restriction may be waived upon 65 days prior notice to the Company. The Warrant contains a cashless exercise provision, certain anti-dilution provisions, including a price anti-dilution provision, a piggy back registration right, and other customary provisions. The foregoing securities were issued and sold to an accredited investor in reliance upon the exemption set forth in Section 4(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D promulgated thereunder.

Section 8 - Other Events

Item 8.01

Other Events.

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference thereto.

Section 9 – Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

10.1

Forbearance Agreement, dated April 21, 2008, by and among the Company, YA Global Investments, LP, and Montgomery Equity Partners, Ltd., incorporated herein by reference thereto and filed herewith.

10.2

Warrant, dated April 21, 2008, issued by the Company to YA Global Investments, LP, incorporated herein by reference thereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIEL WAY, INC

Date: May 23, 2008	By:	/s/ Arne Dunhem
Arne Dunhem Chief Executive Officer

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